UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926
(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. 01 Other Events on October 16th, 2018, Global Tech Industries Group, Inc., (“GTII”) a Nevada corporation, signed a Stock Purchase Agreement with Demand Brands, Inc. to make an equity investment in the company, which is currently trading as Innovativ Media Group, Inc (“INMG”). GTII agreed to issue 1,700,000 shares of the common stock of GTII to Demand Brands, Inc. for the purchase price of 10,000,000 shares of Demand Brands, Inc., representing 3% of the common stock and equity ownership interest in the company. (Demand Brands, Inc.)

GTII is a development stage company that holds intellectual properties in the bioscience, clean tech and energy-related fields. INMG is a collection of brands and businesses promoting healthy lifestyles, operating in the Health and Wellness, Cannabis Edibles, Hemp and CBD industries.

Item 9.01 Exhibits

Press Release, dated October 17, 2018

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ David Reichman
David Reichman
Chairman & CEO

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 17, 2018

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